Exhibit 32.2

Certification of Principal Financial Officer

In connection with the Annual Report of Tecumseh Products Company (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Janice E. Stipp, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(3)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(4)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2012	By:	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer and Treasurer